As filed with the Securities and Exchange Commission on February 25, 2011
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM F-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
VOCALTEC COMMUNICATIONS LTD.
(Exact name of Registrant as specified in its charter)

State of Israel (State or other jurisdiction of incorporation or organization)	N.A. (Translation of Registrant’s name into English)	N.A. (I.R.S. Employer Identification No.)

VOCALTEC COMMUNICATIONS LTD. 12 Benny Gaon Street, Building 2B Poleg Industrial Area, Netanya, Israel 42504 +972-9-970-3888 (Address and telephone number of Registrant’s principal executive offices)		YMAX CORPORATION 5700 Georgia Avenue West Palm Beach, Florida, 33405 (561) 771-2255 (Name, address and telephone number of agent for service)
Copy of all communications, including communications sent to the agent for service, to:

Richard Firestone Richard Baltz Arnold & Porter LLP 555 12th Street NW Washington, DC 20004-1206	Gene Kleinhendler, Adv. Perry Wildes, Adv. Gross, Kleinhendler, Hodak, Halevy, Greenberg & Co. One Azrieli Center Tel Aviv 67021, Israel

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
     If the only securities being registered on this form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. ☐
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
CALCULATION OF REGISTRATION FEE

Title of each class of	Amount to be	Proposed maximum	Proposed maximum	Amount of
securities to be registered	registered(1)	offering price per unit	aggregate offering price	registration fee
Primary Offering
Ordinary shares, no par value
Warrants
Units
Total Primary Offering	$50,000,000		$50,000,000	$5,805.00
Secondary Offering
Ordinary shares, no par value
Total Secondary Offering	1,250,000		$25,475,000 (2)	$2,957.65
Total Registration Fee				$8,762.65

(1)	Pursuant to Rule 416(a) the number of shares being registered shall be adjusted to include any additional shares that may be issuable as a result of a distribution, split, combination or similar transaction.

(2)	The proposed maximum aggregate offering price for the secondary offering, has been estimated solely for the purpose of calculating the registration fee.
     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We and the selling shareholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated February 25, 2011
PROSPECTUS
VOCALTEC COMMUNICATIONS LTD.
Ordinary Shares
Warrants
Units

     VocalTec Communications Ltd. (“VocalTec”, “us” or “we”) may offer and sell from time to time, in one or more series or issuances and on terms that we will determine at the time of the offering, any combination of the securities described in this prospectus, up to an aggregate amount of $50,000,000. In addition, the selling shareholders referred to in this prospectus and identified in supplements to this prospectus may offer and resell from time to time up to 1,250,000 ordinary shares. We will not receive any proceeds from the sale of ordinary shares by the selling shareholders.
     This prospectus provides you with a general description of the securities we and the selling shareholders may offer. Each time we or the selling shareholders sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add to, update or change information contained in the prospectus and, accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in the prospectus supplement.
     You should read this prospectus and any prospectus supplement, as well as the documents incorporated or deemed to be incorporated by reference in this prospectus, carefully before you invest.
     These securities may be offered and sold in the same offering or in separate offerings; to or through underwriters, dealers, and agents; or directly to purchasers. The names of any underwriters, dealers, or agents involved in the sale of our securities, their compensation and any over-allotment options held by them will be described in the applicable prospectus supplement. See “Plan of Distribution.
     Our ordinary shares are traded on The Nasdaq Global Market under the symbol “CALL.”
     Investing in our securities involves risks. See “Risk Factors” beginning on page 2 of this prospectus. You should read this document and documents incorporated by reference into this prospectus carefully before you invest.
     Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is February  , 2011

     VocalTec, Essentra, TdSOFT, TdGATE, TdVIEW, PLUG & TALK, SmartFMC and SmartIMS are registered trademarks of VocalTec Communications Ltd. and its wholly-owned subsidiaries. MAGICJACK, MAGICJACK & Design, MAGICIN, MAGICOUT, MAGICFIX and MAGICFIX & Design are registered trademarks of VocalTec’s wholly-owned subsidiary, YMax Corporation, or YMax, and its wholly-owned subsidiaries. Other trademarks are the property of their respective holders. These trademarks are important to our business. Although we may have omitted the “(R)” and “TM” trademark designations for such trademarks in this prospectus, all rights to such trademarks are nevertheless reserved.

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ABOUT THIS PROSPECTUS
          This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings up to a total amount of $50,000,000. In addition, under this shelf process, the selling shareholders may sell from time to time the ordinary shares described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we and the selling shareholders may offer. Each time we or the selling shareholders sells securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering and the manner in which the securities will be offered, if required. The prospectus supplement may also add, update, or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement or other offering materials together with additional information described under the headings “Where You Can Find More Information” and “Incorporation by Reference.”
          You should rely only on the information contained or incorporated by reference in this prospectus and in any supplement to this prospectus or, if applicable, any other offering materials we may provide you. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, the selling shareholders are not and any underwriter or agent is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, any accompanying prospectus supplement or any other offering materials is accurate only as of the date on their respective covers, and you should assume that the information appearing in any document incorporated or deemed to be incorporated by reference in this prospectus or any accompanying prospectus supplement is accurate only as of the date that document was filed with the SEC. Our business, financial condition, results of operations and prospects may have changed since those dates.
          In addition, this prospectus does not contain all the information set forth in the registration statement, including exhibits, that we have filed with the SEC on Form F-3 under the U.S. Securities Act of 1933, as amended, or the Securities Act. Statements made in this prospectus as to the contents of any contract, agreement or other document are not necessarily complete. We have filed certain of these documents as exhibits to our registration statement and we refer you to those documents. Each statement in this prospectus relating to a document filed as an exhibit is qualified in all respects by the filed exhibit.
          References to “VocalTec,” “we,” “us” or “our” are to VocalTec Communications Ltd., a company organized under the laws of the State of Israel, and its wholly-owned subsidiaries.
          References to “$” or “dollars” are to U.S. dollars and all references to “NIS” are to New Israeli Shekels. Except as otherwise indicated, financial statements of, and information regarding, VocalTec are presented in U.S. dollars.
WHERE YOU CAN FIND MORE INFORMATION
          We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, that are applicable to a foreign private issuer. We file reports, including annual reports on Form 20-F, and other information with the SEC pursuant to the rules and regulations of the SEC that apply to foreign private issuers. You may read and copy any materials filed with the SEC at its Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available over the Internet at the SEC’s website at http://www.sec.gov. Our website is http://www.vocaltec.com. The information contained on, or linked from, our website is not a part of this prospectus.

THE COMPANY
The Merger
          On July 16, 2010, VocalTec, VocalTec Merger Sub Inc., a Delaware corporation and wholly-owned subsidiary of VocalTec, or Merger Sub, and YMax, entered into an agreement and plan of merger, or the merger agreement. Under the terms of the merger agreement, Merger Sub merged with and into YMax, with YMax continuing as the surviving entity as a wholly-owned subsidiary of VocalTec. Following the merger, VocalTec continued the pre-closing operations of VocalTec and YMax.
          The shareholders of YMax received ordinary shares of VocalTec in consideration for the merger. The merger agreement provided that each share of YMax outstanding immediately prior to the consummation of the merger, or the effective time (as such term is defined in the merger agreement), was cancelled and the holder thereof was issued 0.10 ordinary shares of VocalTec, or the merger consideration. VocalTec issued 10,562,895 ordinary shares as merger consideration.
          VocalTec’s ordinary shares outstanding at the effective time remain outstanding and those ordinary shares were unaffected by the merger. VocalTec’s ordinary shares trade on The Nasdaq Global Market under VocalTec’s name with the symbol “CALL.”
The Combined Company
          VocalTec is the inventor of voice-over-IP (“VoIP”) and the softphone (“magicTalk”). We now combine YMax’s first product, the magicJack, which plugs into a computer, with other patent pending and proprietary technologies provided by our subsidiaries, which are designed to provide voice apps on smart phones and a standalone product that has its own CPU that can plug into a regular phone without using a computer. We have the largest telecommunications footprint in the United States based on the number of states in which we operate with a Competitive Local Exchange Carrier license and by area code availability. Our products and services allow users to make and/or receive free telephone calls to and from anywhere in the world where the customer has broadband access to the Internet and allows customers to make free calls back to the United States from anywhere legally permitted in the world.
          We have built an Internet technology, sales and communication platform through which we provide proprietary products and services to customers worldwide. Our innovative product offerings include our first product, the magicJack, a proprietary device enabling voice over broadband telephone services, as well as other patent pending and proprietary technologies designed to further enhance user mobility, connectivity and experience. We have recently introduced our magicTalk software product which is downloaded on a computer allowing users to have telephone calls using a headset or the computer’s microphone eliminating the need for the magicJack and a telephone. The user’s voice mail, call logs and contacts are kept on our servers so they will not be lost and can be downloaded onto any of the user’s computers or applications on their softphones in the future.
          VocalTec, located at 12 Benny Gaon Street, Building 2B, Poleg Industrial Area, Netanya, Israel 42504l (telephone number +972-9-970-3888), was organized under the laws of the State of Israel in 1989 and is subject to the Israeli Companies Law, or the Companies Law. YMax, whose offices are at 5700 Georgia Avenue, West Palm Beach, Florida, 33405 is our U.S. agent for service.
RISK FACTORS
          An investment in our securities involves a high degree of risk. Our business, financial condition or results of operations could be adversely affected by any of these risks. If any of these risks occur, the value our ordinary shares and our other securities may decline. You should carefully consider the risk factors set forth under the caption ''Risk Factors’’ in our Annual Report on Form 20-F for the year ended December 31, 2009, in our Form 6-K filed on July 19, 2010, and in any other filing we make with the Commission subsequent to the date of this prospectus, each of which are incorporated herein by reference, and in any supplement to this prospectus, before making your investment decision.

FORWARD-LOOKING STATEMENTS
          This prospectus and the documents incorporated by reference in it contain forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, contained in this prospectus, including statements about our strategy, future operations, future financial position, future revenues, projected costs, prospects, plans and objectives of management, are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.
          Many factors could cause our actual results, performance or achievements to be materially different from any future results, performance or achievements that may be expressed or implied by such forward-looking statements. These factors include, among other things:
•	changes to our business resulting from increased competition;

•	any operational or cultural difficulties associated with the integration of the businesses of VocalTec and YMax;

•	potential adverse reactions or changes to business relationships resulting from the merger with YMax;

•	unexpected costs, charges or expenses resulting from the merger with YMax;

•	the ability of the combined company to achieve the estimated potential synergies or the longer time it may take, and increased costs required, to achieve those synergies;

•	our ability to develop, introduce and market innovative products, services and applications;

•	our customer turnover rate and our customer acceptance rate;

•	changes in general economic, business, political and regulatory conditions;

•	availability and costs associated with operating our network;

•	potential liability resulting from pending or future litigation, or from changes in the laws, regulations or policies;

•	the degree of legal protection afforded to our products;

•	changes in the composition or restructuring of us or our subsidiaries and the successful completion of acquisitions, divestitures and joint venture activities; and

•	the various other factors discussed in the “Risk Factors” sections in our most recent annual report on Form 20-F and in our report on Form 6-K filed with the SEC on July 19, 2010, which are incorporated by reference in this prospectus.
          We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have included important factors in the cautionary statements included in this prospectus and in the “Risk Factors” sections in our most recent annual report on Form 20-F and in our report on Form 6-K filed with the SEC on July 19, 2010 that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make.

          Readers are urged to read this entire prospectus, including the information incorporated by reference, and carefully consider the risks, uncertainties and other factors that affect our business. The information contained or incorporated by reference in this prospectus is subject to change without notice. We do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Readers should review future reports filed by us with the SEC.
USE OF PROCEEDS
          Unless otherwise indicated in the prospectus supplement, we will use the net proceeds from the sale of securities offered by us under this prospectus for general corporate purposes, which may include working capital, capital expenditures, other corporate expenses and acquisitions of complementary products, technologies or businesses. The timing and amount of our actual expenditures will be based on many factors, including cash flows from operations and the anticipated growth of our business. As a result, unless otherwise indicated in the prospectus supplement, our management will have broad discretion to allocate the net proceeds of the offerings.
          We will not receive any proceeds from the sale of ordinary shares by the selling shareholders.
DESCRIPTION OF ORDINARY SHARES
          The following description of our ordinary shares is a summary of the material terms of our Amended and Restated Articles of Association (“Articles of Association”) and applicable Israeli law in effect as of the date of this prospectus. Because it is a summary, it does not describe every aspect of our ordinary shares, our Articles of Association or Israeli law and may not contain all of the information that is important to you. The following description is qualified in its entirety by reference to the full Articles of Association, which have been filed as an exhibit to the registration statement of which this prospectus is a part. See “Where You Can Find More Information” for information on how to obtain copies of our Articles of Association.
General
          We had 12,217,999 ordinary shares issued and 11,880,049 ordinary shares outstanding as of February 17, 2011. Our authorized capitalization consists of 100,000,000 ordinary shares, no par value.
          We are a public company organized in the State of Israel under the Companies Law. We are registered with the Registrar of Companies of the State of Israel.
          Our Articles of Association authorize one class of shares, which are our ordinary shares. We may declare a dividend to be paid to the holders of our ordinary shares according to their rights and interests in our profits. Our board may declare interim dividends and a final dividend for any fiscal year only out of retained earnings, or earnings derived over the two most recent fiscal years, whichever is higher. The Companies Law and our Articles of Association provide that our board may declare and pay dividends (subject to certain limitations) without any further action by our shareholders. All unclaimed dividends may be invested or otherwise used by the board for our benefit until those dividends are claimed. In the event an unclaimed dividend is claimed, only the principal amount of the dividend will be paid to the person entitled to the dividend. Subject to the creation of any special rights regarding the distribution of dividends, any dividends we declare will be distributed to shareholders in proportion to their holdings.
          If we liquidate, after satisfying liabilities to creditors, our assets will be distributed to the holders of ordinary shares in proportion to their holdings.
          Holders of ordinary shares have one vote for each paid-up ordinary share on all matters submitted to a vote of our shareholders. These voting rights may be affected by the grant of any special voting rights to the holders of a class of shares with preferential rights that may be authorized in the future.
          Our Articles of Association provide that directors are elected by a majority of the voting power represented at the general meeting of our shareholders and voting on the election. Our ordinary shares do not have cumulative voting rights in the election of directors. Accordingly, the holders of ordinary shares representing more than 50% of the voting power in our company have the power to elect all directors. However, our directors (other than external directors) are elected for a term that expires either at the annual general meeting of our shareholders held in the first year following their election or at the annual general meeting of our shareholders held in the third year following their election. The term of service for each director (other than external directors) would be determined by the shareholders at the time of the election of such director.
          We may, subject to the applicable provisions of the Companies Law, issue redeemable shares and subsequently redeem them. In addition, our board may make calls upon shareholders in respect of any sum, which has not been paid up in respect of any shares held by those shareholders.
          Under the Companies Law, the disclosure requirements that apply to an office holder also apply to a controlling shareholder of a public company. “Office holder” is defined as a director, general manager, chief business manager, deputy general manager, vice general manager, executive vice president, vice president, other manager directly subordinate to the general manager or any other person assuming the responsibilities of any of the foregoing positions, without regard to such person’s title. A shareholder that holds more than 50% of the voting rights in a public company is deemed to be a controlling shareholder. A shareholder that holds more than 25% of the voting rights in a public company may also be deemed to be a controlling shareholder, for purposes of approval of certain related party transactions, if there is no other shareholder holding more than 25% of the voting rights at such time. Extraordinary transactions with a controlling shareholder or in which a controlling shareholder has a personal interest, and the terms of compensation of a controlling shareholder who is an office holder, require the approval of the audit committee, the board of directors and the shareholders of the company, in such order, provided that either (i) the shareholder approval includes the approval of the holders of at least one third of the shares of shareholders having no personal interest in the transaction who vote at the meeting (abstained votes are disregarded), or (ii) the total number of shares of shareholders having no personal interest in the transaction who vote against the transaction does not exceed one percent of the aggregate voting rights in the company.
          The Companies Law also requires a shareholder to act in good faith towards a company in which he holds shares and towards other shareholders and to refrain from abusing his power in the company, including in connection with the voting at a shareholders’ meeting on:
•	Any amendment to the Articles of Association;

•	An increase in the company’s authorized capital;

•	A merger; or

•	Approval of certain transactions with control persons and other related parties, which require shareholder approval
          A shareholder has the general duty to refrain from depriving other shareholders of their rights. Any controlling shareholder, any shareholder that knows that it possesses the power to determine the outcome of a shareholder vote and any shareholder that, under the provisions of the Articles of Associations, has the power to appoint an office holder in the company, is under a duty to act in fairness towards the company. The Companies Law does not describe the substance of this duty (except by providing that the remedies generally available upon a breach of contract will be available also in the event of a breach of the duty to act with fairness) and such substance has not yet been adjudicated by Israeli courts.
Modifications of Share Rights
          Under our Articles of Association, the rights attached to any class may be varied by adoption of the necessary amendment of the Articles of Association, provided that the holders of shares of the affected class approve the change by a class meeting in which the holders of at least 75% of the voting power represented at the meeting and voting on the issue approve the change. Our Articles of Association differ from the Companies Law in this respect as under the law, changes in the rights of shareholders require the consent of more than 50% of the voting power of the affected class represented at the meeting and voting on the change.
Shareholder Meetings and Resolutions
          We are required to hold an annual general meeting of our shareholders once every calendar year, but no later than 15 months after the date of the previous annual general meeting. All meetings other than the annual general meeting of shareholders are referred to as extraordinary general meetings. Extraordinary general meetings may be called by our board whenever it sees fit, at such time and place, within or without the State of Israel, as the board may determine. In addition, the Companies Law provides that the board of a public company is required to convene an extraordinary meeting upon the request of (a) any two directors of the company or one quarter of the company’s board of directors or (b) one or more shareholders holding, in the aggregate, (i) at least five percent of the outstanding shares of the company and at least one percent of the voting power in the company or (ii) at least five percent of the voting power in the company.
          The quorum required for a meeting of shareholders consists of at least two shareholders present in person or by proxy who hold or represent in the aggregate at least 33.3% of our issued share capital. A meeting adjourned for lack of a quorum is adjourned to the same day in the following week at the same time and place or any time and place as the chairman of the meeting determines. At such reconvened meeting, the required quorum consists of any two shareholders present in person or by proxy.
          Notwithstanding the foregoing, our Articles of Association provide that a resolution in writing signed by all our shareholders then entitled to attend and vote at general meetings or to which all such shareholders have given their written consent (by letter, telegram, facsimile or otherwise) shall be deemed to have been unanimously adopted by a duly convened general meeting.
          Our Articles of Association enable our board to fix a record date to allow us to determine the shareholders entitled to notice of, or to vote at, any general meeting of our shareholders. The record date may not be more than 40 days and not less than four days before the date of the meeting. Each shareholder of record as of the record date determined by the board may vote the shares then held by that shareholder unless all calls and other sums then payable by the shareholder in respect of its shares have not been paid.
Limitation on Ownership of Securities
          The ownership and voting of our ordinary shares by non-residents of Israel are not restricted in any way by our Articles of Association or by the laws of the State of Israel, except for shareholders who are subjects of countries that are enemies of the State of Israel.
Mergers and Acquisitions; Tender Offers; Anti-Takeover Provision
          The Companies Law includes provisions allowing corporate mergers. These provisions require that the board of directors of each company that is party to the merger approve the transaction. In addition, the shareholders of each company must approve the merger by a vote of the majority of the company’s shares, present and voting on the proposed merger at a shareholders’ meeting, called on at least 35 days’ prior notice. In determining whether the requisite majority has approved the merger, shares held by the other party to the merger or any person holding at least 25% of such other party, are excluded from the vote. If the merger would have been approved but for the exclusion of the votes of certain shareholders as provided above, a court may still approve the merger upon the request of holders of at least 25% of the voting rights of a company, if the court holds that the merger is fair and reasonable, taking into account the valuation of the parties to the merger and the consideration offered to the shareholders. Upon the request of a creditor of either party to the proposed merger, the court may delay or prevent the merger if it concludes that there exists a reasonable concern that, as a result of the merger, the surviving company will be unable to satisfy the obligations of any of the parties to the merger, and the court may also provide instructions to assure the rights of creditors. In addition, a merger may not be completed unless at least 50 days have elapsed from the date that a notice of the merger was filed with the Israel Registrar of Companies and at least 30 days have elapsed from the date that shareholder approval of both merging companies was obtained. Notwithstanding the foregoing, a merger is not subject to shareholders’ approval if (i) the target company is a wholly-owned subsidiary of the acquiring company and (ii) the acquiring company is issuing to the shareholders of the target company up to 20% of its share capital and no person will become, as a result of the merger, a control person, subject to certain limitation relating to the counting of the votes, at a meeting of the shareholders of a company that is a party to the merger, of any entity or person that is either the other party to the merger or a control person thereof.
          The Companies Law also provides that, except in certain circumstances set forth in the Companies Law, the acquisition of shares in a public company must be made by means of a special tender offer if, as a result of the acquisition, the purchaser would become a 25% shareholder of the company. The rule does not apply if there already is another 25% shareholder of the company. Similarly, the law provides that an acquisition of shares in a public company must be made by means of a special tender offer if, as a result of the acquisition, the purchaser would become a 45% shareholder of the company, unless there already is a 45% shareholder of the company. These requirements do not apply if, in general, the acquisition (1) was made in a private placement that received the approval of the company’s shareholders; (2) was from a 25% or greater shareholder of the company which resulted in the acquirer becoming a 25% or greater shareholder of the company, or (3) was from a 45% or greater shareholder of the company which resulted in the acquirer becoming a 45% or greater shareholder of the company. The tender offer must be extended to all shareholders, but the offeror is not required to purchase more than 5% of the company’s outstanding shares, regardless of how many shares are tendered by shareholders (if more shares are tendered than proposed by the purchaser to be purchased, the purchaser will purchase from all tendering shareholders the amount of shares proposed to be purchased, on a pro rata basis). The tender offer may be consummated only if (i) at least 5% of the company’s outstanding shares will be acquired by the offeror, and (ii) the number of shares tendered in the offer exceeds the number of shares, the holders of which objected to the offer.
          In addition, the Companies Law provides that if, following any acquisition of shares of a public company, the purchaser would hold 90% or more of the shares of the company, such acquisition must be made by means of a full tender offer for all of the target company’s shares. An acquirer who wishes to eliminate all minority shareholders must do so by means of a full tender offer and acquire such amount of shares that will cause him to hold more than 95% of the outstanding shares of the target company. If less than 5% of the outstanding shares are not tendered, all of the shares that the acquirer offered to purchase will be transferred to the acquirer by operation of law. The Companies Law provides for appraisal rights if any shareholder files a request in court within three months following the consummation of a full tender offer. If more than 5% of the outstanding shares are not tendered in the full tender offer, the acquirer may not acquire tendered shares if by doing so the acquirer would own more than 90% of the outstanding shares of the target company.
          Our Articles of Association contain provisions that could delay, defer or prevent a change in our control. These provisions include advance notice requirements and the ability of shareholders to elect directors for a three (3) year term. Under the advance notice requirements, shareholders seeking to propose items for inclusion on the agenda for a general meeting of shareholders, must submit those items in writing to our corporate secretary not less than 60 days (or not less than 90 days for the nomination of candidates for election of directors) and not more than 120 days prior to the particular meeting.
          According to recent amendments to our Articles of Association, our directors (other than external directors) are elected for a term that expires either at the annual general meeting of our shareholders held in the first year following their election or at the annual general meeting of our shareholders held in the third year following their election. The term of service for each director (other than external directors) would be determined by the shareholders at the time of the election of such director. As with most other provisions of our Articles of Association, these provisions may not be amended without the approval of the greater of holders of not less than 75% of the voting power represented at a shareholders’ meeting in person or by proxy and voting thereon.
DESCRIPTION OF WARRANTS
          We may issue warrants for the purchase of our ordinary shares. Warrants may be issued independently or together with our ordinary shares and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants. The warrant agent will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. This summary of certain provisions of the warrants is not complete. For the terms of a particular series of warrants, you should refer to the prospectus supplement for that series of warrants and the warrant agreement for that particular series.
          The prospectus supplement relating to a particular series of warrants to purchase our common stock or preferred stock will describe the terms of the warrants, including the following:
•	the title of the warrants;

•	the offering price for the warrants, if any;

•	the aggregate number of warrants

•	the designation and terms of the common stock or preferred stock that may be purchased upon exercise of the warrants;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each security;

•	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

•	the number of shares of common stock or preferred stock that may be purchased upon exercise of a warrant and the exercise price for the warrants;

•	the dates on which the right to exercise the warrants shall commence and expire;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of material U.S. federal income tax considerations;

•	the antidilution provisions of the warrants, if any;

•	the redemption or call provisions, if any, applicable to the warrants;

•	any provisions with respect to the holder’s right to require us to repurchase the warrants upon a change in control or similar event; and

•	any additional terms of the warrants, including procedures, and limitations relating to the exchange, exercise and settlement of the warrants.
               Holders of equity warrants will not be entitled:
•	to vote, consent or receive dividends;

•	to receive notice as shareholders with respect to any meeting of shareholders for the election of our directors or any other matter; or

•	to exercise any rights as shareholders of us.
DESCRIPTION OF UNITS
          The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the units that we may offer under this prospectus. Units may be offered independently or together with ordinary shares or warrants offered by any prospectus supplement, and may be attached to or separate from those securities. While the terms we have summarized below will generally apply to any future units that we may offer under this prospectus, we will describe the particular terms of any series of units that we may offer in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.

          We will incorporate by reference into the registration statement of which this prospectus is a part the form of unit agreement, including a form of unit certificate, if any, that describes the terms of the series of units we are offering before the issuance of the related series of units. The following summaries of material provisions of the units and the unit agreements are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the units that we sell under this prospectus, as well as the complete unit agreements that contain the terms of the units.
General
          We may issue units consisting of ordinary shares and warrants, in combination thereof. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time, or at any time before a specified date.
          We will describe in the applicable prospectus supplement the terms of the series of units, including the following:
•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions of the governing unit agreement that differ from those described below; and

•	any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities comprising the units.
          The provisions described in this section, as well as those described under “Description of Ordinary Shares,” and “Description of Warrants,” will apply to each unit and to any ordinary shares or warrants included in each unit, respectively.
Issuance in Series
          We may issue units in such amounts and in such numerous distinct series as we determine.
Enforceability of Rights by Holders of Units
          Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit, without the consent of the related unit agent or the holder of any other unit, may enforce by appropriate legal action its rights as holder under any security included in the unit.
Title
          We, the unit agent, and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purposes and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary.
SELLING SHAREHOLDERS
          This prospectus registers up to 1,250,000 ordinary shares of certain of our selling shareholders, all of whom received ordinary shares pursuant to the merger among VocalTec, Merger Sub and YMax and, in the case of affiliates, through open market purchases or directly from us. The term “selling shareholder” also includes persons who obtain ordinary shares from the selling shareholders as a gift, on foreclosure of a pledge, in a distribution or dividend of assets by an entity to its equity holders or in another private transaction.

          Information regarding any selling shareholder, including the number of ordinary shares being offered by such selling shareholder, and the change of its ownership percentage resulting from sale of such offered ordinary shares will be provided in the applicable prospectus supplement relating to that offer, a post-effective amendment to the registration statement of which this prospectus is a part or an Exchange Act report incorporated by reference into the prospectus.
          We cannot estimate at this time the number of ordinary shares that will be beneficially owned by the selling shareholders in the future because the selling shareholders may sell or otherwise dispose of all, some or none of the ordinary shares beneficially owned by the selling shareholders, and may subsequently acquire the beneficial ownership of other ordinary shares. Our registration of these ordinary shares does not necessarily mean that the selling shareholders will dispose of any or all of the ordinary shares. The specific terms of any ordinary shares to be offered, and any other information relating to a specific offering, will be set forth in a supplement to this prospectus, in other offering material related to the ordinary shares, or in one or more documents incorporated or deemed to be incorporated by reference in this prospectus.
PLAN OF DISTRIBUTION
          We or the selling shareholders may sell the securities offered by this prospectus from time to time in one or more transactions, including without limitation:
•	directly to one or more purchasers;

•	through agents;

•	to or through underwriters, brokers or dealers; or

•	through a combination of any of these methods.
          In addition, the manner in which we or the selling shareholders may sell some or all of the securities covered by this prospectus includes, without limitation, through:
•	a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

•	ordinary brokerage transactions and transactions in which a broker solicits purchasers; or

•	privately negotiated transactions.
          We, the selling shareholders the underwriters or other agents may also enter into hedging and derivative transactions. These derivatives may consist of short sale transactions and other hedging activities. The underwriters or agents may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we or the selling shareholders may enter into security lending or repurchase agreements with the underwriters or agents. The underwriters or agents may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters or agents may also use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.
          A prospectus supplement with respect to an offering of securities will include any of the following terms of the offering of the securities if applicable:
•	the name or names of any underwriters or agents and the amounts of securities underwritten or purchased by each of them, if any;

•	the public offering price or purchase price of the securities and the net proceeds to be received from the sale;

•	any delayed delivery arrangements;

•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or markets on which the securities may be listed, if applicable.
          The offer and sale of the securities described in this prospectus by us, the selling shareholders, the underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:
•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to the prevailing market prices; or

•	at negotiated prices.
General
          Any public offering price and any discounts, commissions, concessions or other items constituting compensation allowed or reallowed or paid to underwriters, dealers or agents may be changed from time to time. Underwriters, dealers and agents that participate in the distribution of the offered securities may be “underwriters” as defined in the Securities Act. Any discounts or commissions they receive from us or the selling shareholders and any profits they receive on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify any underwriters, agents or dealers and describe their commissions, fees or discounts in the applicable prospectus supplement.
Underwriters and Agents
          If underwriters are used in a sale, they will acquire the offered securities for their own account. The underwriters may resell the offered securities in one or more transactions, including negotiated transactions. These sales may be made at a fixed public offering price or prices, which may be changed, at market prices prevailing at the time of the sale, at prices related to such prevailing market price or at negotiated prices. We or the selling shareholders may offer the securities to the public through an underwriting syndicate or through a single underwriter. The underwriters in any particular offering will be mentioned in the applicable prospectus supplement.
          Unless otherwise specified in connection with any particular offering of securities, the obligations of the underwriters to purchase the offered securities will be subject to certain conditions contained in an underwriting agreement that we and the selling shareholders will enter into with the underwriters at the time of the sale to them. The underwriters will be obligated to purchase all of the securities of the series offered if any of the securities are purchased, unless otherwise specified in connection with any particular offering of securities. Any initial offering price and any discounts or concessions allowed, reallowed or paid to dealers may be changed from time to time.
          We or the selling shareholders may designate agents to sell the offered securities. Unless otherwise specified in connection with any particular offering of securities, the agents will agree to use their best efforts to solicit purchases for the period of their appointment.
          In connection with offerings made through underwriters or agents, we or the selling shareholders may enter into agreements with such underwriters or agents pursuant to which we or the selling shareholders receive their outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us or the applicable selling shareholder under these arrangements to close out any related open borrowings of securities.

Dealers
          We or the selling shareholders may sell the offered securities to dealers as principals. We or the selling shareholders may negotiate and pay dealers’ commissions, discounts or concessions for their services. The dealer may then resell such securities to the public either at varying prices to be determined by the dealer or at a fixed offering price agreed to with us or the applicable selling shareholder at the time of resale. Dealers engaged by us or the selling shareholders may allow other dealers to participate in resales.
Direct Sales
          We or the selling shareholders may choose to sell the offered securities directly. In this case, no underwriters or agents would be involved.
Indemnification; Other Relationships
          We or the selling shareholders may have agreements with agents, underwriters and dealers to indemnify them against certain civil liabilities, including liabilities under the Securities Act. Agents, underwriters and dealers, and their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business. This includes commercial banking and investment banking transactions.
          We have agreed to indemnify certain selling shareholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the securities offered by this prospectus.
Stabilization and Other Transactions
          In connection with any offering of securities, the underwriters may purchase and sell securities in the open market. These transactions may include short sales, syndicate covering transactions and stabilizing transactions. Short sales involve syndicate sales of securities in excess of the number of shares to be purchased by the underwriters in the offering, which creates a syndicate short position. “Covered” short sales are sales of shares made in an amount up to the number of shares represented by the underwriters’ over-allotment option. In determining the source of shares to close out the covered syndicate short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. Transactions to close out the covered syndicate short involve either purchases of the securities in the open market after the distribution has been completed or the exercise of the over-allotment option. The underwriters may also make “naked” short sales of shares in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing shares of in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of bids for or purchases of shares in the open market while the offering is in progress for the purpose of pegging, fixing or maintaining the price of the securities.
          In connection with any offering, the underwriters may also engage in penalty bids. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.
Fees and Commissions
     In compliance with the guidelines of the Financial Industry Regulatory Authority, or FINRA, the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of any offering pursuant to this prospectus and any applicable prospectus supplement; however, it is anticipated that the maximum commission or discount to be received in any particular offering of securities will be significantly less than this amount.

VALIDITY OF SECURITIES
          In connection with particular offerings of the ordinary shares in the future, and unless otherwise indicated in any applicable prospectus supplement, the validity of the ordinary shares will be passed upon for us by Gross, Kleinhendler, Hodak, Halevy, Greenberg & Co., our Israeli counsel.
EXPERTS
          The consolidated financial statements of Vocaltec at December 31, 2009 and 2008, and for each of the three years in the period ended December 31, 2009, appearing in our Annual Report on Form 20-F for the year ended December 31, 2009 have been audited by Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global independent registered public accounting firm, as set forth in its report thereon incorporated herein by reference. The financial statements referred to above are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.
          The consolidated financial statements of YMax and its subsidiaries as of December 31, 2009 and 2008 and for each of the three years in the period ended December 31, 2009 incorporated by reference in this prospectus and in the related registration statement, have been so incorporated in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.
CHANGE IN REGISTRANT’S CERTIFYING ACCOUNTANT
          Following our merger with YMax, we decided to consolidate our accounting services in a single accounting firm. To that end, on November 1, 2010, our Board of Directors elected to continue the existing relationship of our subsidiary YMax Corporation with BDO USA, LLP and recommended to shareholders the appointment of BDO USA, LLP as the Company’s new auditors for the year ending December 31, 2010. The requisite majority of shareholders approved the appointment on December 17, 2010. On December 28, 2010 the Company entered into an agreement with BDO USA, LLP acknowledging same.
          During our two most recent fiscal years ended December 31, 2008 and 2009 and through the date of our dismissal of KFG&K (December 28, 2010), there were no disagreements with KFG&K on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KFG&K would have caused KFG&K to make reference to the disagreements in connection with its reports on our financial statements for such years.
          The reports of KFG&K on our financial statements for the fiscal years ending December 31, 2008 and December 31, 2009 did contain a statement indicating substantial doubt about our ability to continue as a going concern because of our ongoing losses from operations. The audit reports of KFG&K on our financial statements for the fiscal years ended December 31, 2008 and 2009 contain no other adverse opinion, disclaimer of opinion or modification as to uncertainty, audit scope or accounting principles.
          We have provided KFG&K the foregoing disclosures and have requested that it furnish us with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with such disclosures. We have received the requested letter from KFG&K wherein it has confirmed its agreement with our disclosures. A copy of the letter from KFG&K has been included as an exhibit to this registration statement.
INCORPORATION BY REFERENCE
          The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document filed by us with the SEC. Any information referenced this way is considered part of this prospectus, and any information that we file after the date of this prospectus with the SEC will automatically update and supersede this information. We incorporate by reference into this prospectus the following documents:

•	Our annual report on Form 20-F for the year ended December 31, 2009, filed with the SEC on May 12, 2010;

•	Our reports on Form 6-K filed with the SEC on May 11, 2010, July 16, 2010, July 19, 2010, July 26, 2010 (except any information related to second quarter guidance), November 4, 2010, November 18, 2010, November 22, 2010 (except any information related to full year guidance), December 21, 2010 and December 30, 2010; and

•	The description of our ordinary shares contained in Form 8-A (SEC File No. 000-27648), filed with the SEC on January 29, 1996, and any amendment or report filed for the purpose of updating such description.
          In addition, any future filings on Form 20-F made with the SEC under the Exchange Act after the date of this prospectus and prior to the termination of the offering of the securities made under this prospectus, and any future reports on Form 6-K furnished by us to the SEC during such period or portions thereof that are identified in such forms as being incorporated into the registration statement of which this prospectus forms a part, shall be considered to be incorporated in this prospectus by reference and shall be considered a part of this prospectus from the date of filing of such documents.
          We will provide, without charge upon written or oral request, a copy of any and all of the information that has been incorporated by reference in this prospectus and that has not been delivered with this prospectus. Requests should be directed to VocalTec Communications Ltd., 5700 Georgia Avenue, West Palm Beach, Florida, 33405; Tel.: (561) 771-2255; Fax: (561) 586-2328; Attention Chief Financial Officer.
ENFORCEABILITY OF CIVIL LIABILITIES
          We are incorporated under the laws of the State of Israel. Service of process upon us and upon some of our directors and officers and the Israeli experts named in this prospectus, some of whom reside outside the United States, may be difficult to obtain within the United States. Furthermore, because some of our assets and some of our directors and officers are located outside the United States, any judgment obtained in the United States against us or some of our directors and officers may not be collectible within the United States.
          We have irrevocably appointed YMax as our agent to receive service of process in any action against us in any United States federal or state court arising out of this offering or any purchase or sale of securities in connection with this offering.
          We have been informed by our legal counsel in Israel, Gross, Kleinhendler, Hodak, Halevy, Greenberg & Co., that it may be difficult to initiate an action with respect to United States securities law in Israel. Israeli courts may refuse to hear a claim based on an alleged violation of United States securities laws reasoning that Israel is not the most appropriate forum to hear such a claim. In addition, even if an Israeli court agrees to hear a claim, it may determine that Israeli law and not United States law is applicable to the claim. If United States law is found to be applicable, the content of applicable United States law must be proved as a fact by expert witnesses which can be a time-consuming and costly process. Certain matters of procedure may also be governed by Israeli law.
          Subject to certain time limitations and legal procedures, Israeli courts may enforce a United States judgment in a civil matter which, subject to certain exceptions, is non-appealable, including judgments based upon the civil liability provisions of the Securities Act and the Exchange Act and including a monetary or compensatory judgment in a non-civil matter, provided that:
•	the judgment was rendered by a court which was, according to the laws of the state of the court, competent to render the judgment;

•	the judgment may no longer be appealed;

•	the obligation imposed by the judgment is enforceable according to the rules relating to the enforceability of judgments in Israel and the substance of the judgment is not contrary to public policy; and

•	the judgment is executory in the state in which it was given.
       Even if these conditions are met, an Israeli court will not declare a foreign civil judgment enforceable if:
•	the judgment was given in a state whose laws do not provide for the enforcement of judgments of Israeli courts (subject to exceptional cases);

•	the enforcement of the judgment is likely to prejudice the sovereignty or security of the State of Israel;

•	the judgment was obtained by fraud;

•	the opportunity given to the defendant to bring its arguments and evidence before the court was not reasonable in the opinion of the Israeli court;

•	the judgment was rendered by a court not competent to render it according to the laws of private international law as they apply in Israel;

•	the judgment is contradictory to another judgment that was given in the same matter between the same parties and that is still valid; or

•	at the time the action was brought in the foreign court, a lawsuit in the same matter and between the same parties was pending before a court or tribunal in Israel.
       If a foreign judgment is enforced by an Israeli court, it generally will be payable in Israeli currency, which can then be converted into non-Israeli currency and transferred out of Israel. The usual practice in an action before an Israeli court to recover an amount in a non-Israeli currency is for the Israeli court to issue a judgment for the equivalent amount in Israeli currency at the rate of exchange in force on the date of the judgment, but the judgment debtor may make payment in foreign currency. Pending collection, the amount of the judgment of an Israeli court stated in Israeli currency ordinarily will be linked to the Israeli consumer price index plus interest at the annual statutory rate set by Israeli regulations prevailing at the time. Judgment creditors must bear the risk of unfavorable exchange rates.

VOCALTEC COMMUNICATIONS LTD.
Ordinary Shares
Warrants
Units

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 8. Indemnification of Directors and Officers
          Consistent with the provisions of the Israeli Companies Law, 1999, or the Companies Law, VocalTec’s Articles of Association include provisions permitting it to procure insurance coverage for its office holders, exempt them from certain liabilities and indemnify them, to the maximum extent permitted by law. Under the Companies Law, indemnification of, and procurement of insurance coverage for VocalTec’s office holders must be approved by its audit committee and its board of directors and, with respect to directors, by its shareholders.
Exemption
          Under the Companies Law, an Israeli company may not exempt an office holder from liability with respect to a breach of his duty of loyalty, but may exempt in advance an office holder from his liability to the company, in whole or in part, with respect to a breach of his duty of care (other than with respect to a breach of duty of care with respect to the distribution of a dividend or redemption of the company’s securities). Under the Companies Law, a company may not indemnify an office holder, nor enter into an insurance contract that would provide coverage for any monetary liability incurred as a result of any of the following:
•	a breach by the office holder of his duty of loyalty, unless the office holder acted in good faith and had a reasonable basis to believe that the act would not prejudice the company;

•	a breach by the office holder of his duty of care, if such breach was done intentionally or in disregard of the circumstances of the breach or its consequences, other than a breach committed solely by negligence;

•	any act or omission done with the intent to derive an illegal persona benefit; or

•	any fine levied against the office holder as a result of a criminal offense.
Office Holder Insurance
          VocalTec’s Articles of Association provide that, subject to the provisions of the Companies Law, it may enter into a contract for the insurance of the liability of any of its office holders with respect to:
•	a breach of his duty of care to VocalTec or to another person;

•	a breach of his duty of loyalty to VocalTec, provided that the office holder acted in good faith and had reasonable cause to assume that his act would not prejudice VocalTec’s interests;

•	a financial liability imposed upon him in favor of another person concerning an act performed by him in his capacity as an office holder.
Indemnification of Office Holders
VocalTec’s Articles of Association provide that it may indemnify an office holder against:

•	a financial liability imposed on him in favor of another person by any judgment, including a settlement or an arbitrator’s award approved by a court concerning an act performed in his capacity as an office holder;

•	reasonable litigation expenses, including attorneys’ fees, expended by the office holder or charged to him by a court, in proceedings VocalTec institutes against him or instituted on its behalf or by another person, or in a criminal charge from which he was acquitted, or in which he was convicted of an offence that does not require proof of criminal intent; or

•	reasonable litigation expenses, including attorneys’ fees, expended by the office holder as a result of an investigation or proceeding instituted against him by an authority authorized to conduct such investigation or proceeding, provided that (i) no indictment (as defined in the Companies Law) was filed against such office holder as a result of such investigation or proceeding, and (ii) no financial liability as a substitute for the criminal proceeding (as defined in the Companies Law) was imposed upon him as a result of such investigation or proceeding or if such financial liability was imposed, it was imposed with respect to an offence that does not require proof of criminal intent.
          Under the Companies Law, VocalTec’s Articles of Association may also include a provision authorizing it to grant in advance an undertaking to indemnify an office holder, provided that the undertaking is limited to such events which the board of directors shall deem to be likely to occur in light of VocalTec’s operations at the time that the undertaking to indemnify is made and for such amounts or criteria which the board of directors may, at the time of the giving of such undertaking to indemnify, deem to be reasonable under the circumstances. Such undertaking shall set forth such events which the board of directors shall deem to be likely to occur in light of the operations of the company at the time that the undertaking to indemnify is made, and the amounts and/or criteria which the board of directors may, at the time of the giving of such undertaking to indemnify, deem to be reasonable under the circumstances; and a provision authorizing VocalTec to retroactively indemnify an office holder.
          As permitted under Israeli law and the Company’s Articles of Association, the Company has agreements whereby it indemnifies its officers and directors for certain acts or omissions that may have been made or will be made in the future by the officers and directors by virtue of their service as a director or officer of the Company and/or of any Company subsidiary and/or of a third party at the request of the Company. The maximum aggregate indemnification amount that the Company may pay to all of its directors and officers, in the aggregate, pursuant to all letters of indemnification issued by the Company and its subsidiaries is the greater of (i) $20 million and (ii) an amount equal to 75% of the Company’s assets minus its liabilities according to the most recent audited consolidated financial statements of the Company prior to the payment of the applicable indemnification amount.

Item 9. Exhibits and Financial Statement Schedules
          The following is a list of all exhibits filed as a part of the registration statement on Form F-3, including those incorporated by reference:
1.1	Form of Underwriting Agreement.*

4.1	Amended and Restated Articles of Association.***

4.2	Form of share certificate of VocalTec Communications Ltd.***

4.3	Registration Rights Agreement, dated as of July 16, 2010, between VocalTec Communications Ltd. And Daniel Borislow.**

4.4	Amendment No. 1 to the Registration Rights Agreement, dated as of July 16, 2010, between VocalTec Communications Ltd. and Daniel Borislow, dated September 15, 2010.***

5.1	Opinion of Gross, Kleinhendler, Hodak, Halevy, Greenberg & Co., regarding legality of the ordinary shares.****

16.1	Letter re change in certifying accountant.***

23.1	Consent of Kost Forer Gabbay & Kasierer, Member of Ernst & Young Global.****

23.2	Consent of BDO USA, LLP.****

23.3	Consent of Gross, Kleinhendler, Hodak, Halevy, Greenberg & Co. (included in the opinion filed as Exhibit 5.1).

24.1	Powers of Attorney (included in the signature page of this Registration Statement).****

*	To be filed either by amendment or as an exhibit to a Report on Form 6-K and incorporated by reference herein, if applicable.

**	Incorporated by reference to the Registrant’s report on Form 6-K filed with the Securities and Exchange Commission on July 19, 2010.

***	Incorporated by reference to the Registrant’s Pre-effective Amendment No. 1 to Form F-3 filed with the Securities and Exchange Commission on January 12, 2011.

****	Filed herewith.

Item 10. Undertakings
          (a) The undersigned registrant hereby undertakes:
          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post- effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
          (4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.
          (5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser
          (i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3)shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
          (ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
          (6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
          (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
          (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
          (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
          (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
          (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referred to in Item 8 hereof, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless, in the opinion of its counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.
          (d) The undersigned Registrant hereby also undertakes that:
          (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement at the time it was declared effective.
          (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES
          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Netanya, in the State of Israel, on February 25, 2011.

VOCALTEC COMMUNICATIONS LTD.
By:	/s/ Peter Russo
	Name:	Peter Russo
	Title:	Chief Financial Officer and Treasurer

          Pursuant to the requirements of the Securities Act, this Registrant Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ *	Chief Executive Officer and Director
Daniel Borislow	(Principal Executive Officer)	February 25, 2011

/s/ Peter Russo	Chief Financial Officer and Treasurer
Peter Russo	(Principal Financial Officer and Chief	February 25, 2011
Accounting Officer)

/s/ * Y.W. Sing	Director	February 25, 2011

/s/ * Yoseph Dauber	Director	February 25, 2011

Ilan Rosen	Chairman of the Board of Directors

/s/ * Richard M. Schaeffer	Director	February 25, 2011

/s/ * Gerald Vento	Director	February 25, 2011

/s/ * Richard Connaughton	Director	February 25, 2011

/s/ * Donald A. Burns	Director	February 25, 2011

/s/ *	Authorized Representative in the United States	February 25, 2011

YMax Corporation

* By:	Peter Russo Attorney-in-fact	February 25, 2011

POWER OF ATTORNEY
     Each person whose signature appears below hereby constitutes and appoints each of Daniel Borislow and Peter Russo or any of them, each acting alone, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) under the Securities Act and to sign any instrument, contract, document or other writing of or in connection with the Registration Statement and any amendments and supplements thereto (including post-effective amendments) and to file the same, with all exhibits thereto, and other documents in connection therewith, including this power of attorney, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
          Pursuant to the requirements of the Securities Act, this Registrant Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Daniel Borislow	Chief Executive Officer and Director
Daniel Borislow	(Principal Executive Officer)	February 24, 2011

/s/ Peter Russo	Chief Financial Officer and Treasurer
Peter Russo	(Principal Financial Officer and Chief	February 24, 2011
Accounting Officer)

/s/ Y. W. Sing Y.W. Sing	Director	February 24, 2011

/s/ Yoseph Dauber Yoseph Dauber	Director	February 24, 2011

Ilan Rosen	Chairman of the Board of Directors

/s/ Richard M. Schaeffer Richard M. Schaeffer	Director	February 24, 2011

/s/ Gerald Vento Gerald Vento	Director	February 24, 2011

/s/ Richard Connaughton Richard Connaughton	Director	February 24, 2011

/s/ Donald A. Burns Donald A. Burns	Director	February 25, 2011

/s/ YMax Corporation YMax Corporation	Authorized Representative in the U.S.	February 24, 2011